UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023

CRYPTYDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41033	87-2755739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 9th Avenue North, Suite 220 Safety Harbor, Florida	34695
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 765-8933

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TYDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 16, 2023, Cryptyde, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of Delaware to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) from 250,000,000 to 500,000,000 and to make a corresponding change to the number of authorized shares of capital stock, effective as of 4:05 p.m. (New York time) on March 16, 2023 (the “Increase of Authorized Shares”). As reported below under Item 5.07 of this report, the Company held a special meeting of stockholders on March 15, 2023 (the “Special Meeting”), at which meeting the Company’s stockholders approved an amendment to the Certificate of Incorporation to authorize the Company’s Board of Directors (the “Board”), at the Board’s discretion, to effect the Increase of Authorized Shares. Following the Special Meeting, the Board determined to effect the Increase of Authorized Shares.

For more information about the Increase of Authorized Shares, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on February 6, 2023 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed with this report as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Special Meeting was held on March 15, 2023. The matters described below were submitted to a vote of the holders of the Company’s Common Stock and Series A Preferred Stock, voting together as a single class, at the Special Meeting. Each proposal is described in detail in the Proxy Statement. The final voting results are as follows:

1.	Proposal to approve an amendment to the Certificate of Incorporation to authorize the Board, at the Board’s discretion, to increase the number of authorized shares of the Company’s Common Stock from 250,000,000 to 500,000,000 and to make a corresponding change to the number of authorized shares of capital stock (the “Share Increase Proposal”):

For	Against	Abstain
13,658,410,368	11,384,760,387	160,121,359

2.	Proposal to approve an amendment to the Certificate of Incorporation to effect, at the discretion of the Board but prior to the one-year anniversary of the date on which the reverse stock split is approved by the Company’s stockholders, a reverse stock split of all of the outstanding shares of Common Stock at a ratio in the range of 1-for-2 to 1-for-50, with such ratio to be determined by the Board in its discretion and included in a public announcement (the “Reverse Stock Split Proposal”):

For	Against	Abstain
15,158,213,939	9,771,377,350	273,700,825

3.	Proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Share Increase Proposal or the Reverse Stock Split Proposal:

For	Against	Abstain
13,799,069,540	11,012,882,227	391,340,347

For more information about the foregoing proposals, see the Proxy Statement, the relevant portions of which are incorporated herein by reference. The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Cryptyde, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2023

Cryptyde, Inc.

By:	/s/ Brian McFadden
Name:	Brian McFadden
Title:	Chief Executive Officer